Exhibit 99.1

July 23, 2015

Denis Corin
President
Q BioMed Inc.
c/o Sanders Ortoli Vaughn-Flam Rosenstadt LLP
501 Madison Avenue
New York, NY 10022

Effective Immediately, I am resigning from the Board of Directors of Q BioMed Inc. as well as from all positions that I hold with the Q BioMed Inc. as an officer.  My resignations do not arise from any dispute or disagreement with Q BioMed Inc., its independent accountants, its counsel or its operations, policies and practices

I have read the draft of Q BioMed Inc.’s Current Report on Form 8-K to which this letter will be included as an exhibit and agree with the statements therein describing my resignation.

Kind regards,

/s/ Enrique Navas